UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 26, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Rigel Pharmaceuticals, Inc. (the “Company”) approved stock option grants to certain of the Company’s officers (collectively, the “Officers”):

Name	Title	Stock Options
Raul Rodriguez	President and Chief Executive Officer	800,000
Donald Payan	Executive Vice President, President of Discovery and Research	330,000
Elliott Grossbard	Executive Vice President, Chief Medical Officer	300,000
Dolly Vance	Executive Vice President, Corporate Affairs, General Counsel and Secretary	300,000
Ryan Maynard	Executive Vice President, Chief Financial Officer	300,000

The stock options vest as follows: 50% of the shares of common stock subject to the award vest in equal monthly installments over two years from the vesting commencement date of January 1, 2016; and 50% of the shares of common stock subject to the award vest based on the achievement of one or more performance conditions.

On January 26, 2016, the Board approved the 2016 Cash Incentive Plan (the “Incentive Plan”), pursuant to which the Company’s named executive officers and other employees may become entitled to cash bonus payments based on attainment of specified corporate performance goals. A copy of the Incentive Plan is attached as Exhibit 10.30 hereto and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit	Description

10.30	2016 Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2016	RIGEL PHARMACEUTICALS, INC.

By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.30	2016 Cash Incentive Plan